UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2001

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26497 (Commission File Number)	77-0121400 (IRS Employer Identification No.)

4880 Santa Rosa Road, Suite 300, Camarillo, California (Address of Principal Executive Offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

      On June 13, 2001, Salem Communications Corporation (the “Company”) announced that its wholly owned subsidiary, Salem Communications Holding Corporation, intends to offer $150 million of senior subordinated notes pursuant to exemptions from registration under the Securities Act of 1933. A copy of the press release announcing this offering is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c) Exhibits. The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

99.1	June 13, 2001 press release of the Company.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: June 13, 2001	By:	/s/ Jonathan L. Block

Jonathan L. Block Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	June 13, 2001 press release of the Company.

4